August 7, 2000




Board of Directors
Patapsco Bancorp, Inc.
1301 Merritt Boulevard
Dundalk, Maryland  21222-2194

         Re:  Patapsco Bancorp, Inc.
              --------------------------------------------
               Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to Patapsco Bancorp, Inc. ("Patapsco") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on or about August 7, 2000, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 114,107 authorized but unissued shares of Series A Noncumulative Convertible Perpetual Preferred Stock, par value $.01 per share (the "Preferred Stock"), of Patapsco which may be issued under the Agreement of Merger by and among Patapsco, The Patapsco Bank, PN Financial, Inc., Northfield Bancorp, Inc. and Northfield Federal Savings Bank, dated May 16, 2000 (the "Agreement"), and 114,107 authorized but unissued shares of common stock, par value $.01 per share ("Common Stock") of Patapsco which may be issued upon the conversion of shares of Preferred Stock into Common Stock, as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Articles of Incorporation of Patapsco ("Articles of Incorporation") certified by the Secretary of Patapsco as of the date hereof, (iii) certain minutes of meetings of the Board of Directors of Patapsco, as amended, certified as true and correct by the Secretary of Patapsco, and (iv) a certificate of the President and of the Secretary of Patapsco dated August 7, 2000.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. In addition, in rendering this opinion, we have assumed that prior to issuance of the Preferred Stock, the Board of Directors will have duly and validly adopted, in a manner in accordance with the Bylaws of Patapsco then in effect, the Articles

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Board of Directors
Patapsco Bancorp, Inc.
August 7, 2000
Page 2

Supplementary, in the form attached as Exhibit A to the Agreement (the "Articles Supplementary"), and that such Articles Supplementary will have been duly filed with and accepted by the Maryland Department of Assessments and Taxation.

         The law covered by the opinion expressed herein is limited to the Maryland General Corporation Law.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon, and subject to, the foregoing we are of the opinion that the Preferred Stock to be issued pursuant to and in accordance with the terms of the Merger Agreement and the Common Stock to be issued upon the conversion of the Preferred Stock will be duly and validly issued, fully paid, and nonassessable.

         In rendering the opinion concerning the Common Stock, we have also assumed that the holders of the Preferred Stock to be converted into Common Stock will exercise the conversion rights in accordance with the terms of the Articles Supplementary pertaining to the Preferred Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Matters" in the proxy statement/prospectus which is part of the Registration Statement.


                                            Very truly yours,
                                            STRADLEY RONON STEVENS & YOUNG, LLP


                                            By: /s/ Joel E. Rappoport
                                                -------------------------------
                                                 Joel E. Rappoport, a Partner